CONSENT OF INDEPENDENT AUDITORS

Bond Portfolio for Endowments, Inc.:
We consent to (a) the use in this Post-Effective Amendment No. 36 to Registration Statement No. 2-41200 on Form N-1A of our report dated August 23, 1995 appearing in the Financial Statements which are included in Part B, the Statement of Additional Information of such Registration Statement, (b) the reference to us under the heading "General Information" in such Statement of Additional Information, and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
September 21, 1995